SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 28, 2007
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On February 28, 2007, we issued a press release announcing fourth quarter and year-end December 31, 2006 financial results. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.
     The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On February 28, 2007, the Compensation Committee recommended, and the Board approved, the Executive Incentive Plan for our executive officers. The Executive Incentive Plan replaces the 2006 Short-Term Incentive Plan, and contains substantially similar terms as that plan, and is intended to remain in effect from year to year. The Executive Incentive Plan provides the executive officers with an opportunity to earn annual cash bonuses based on our achievement of certain pre-established performance goals, which are set annually, and based primarily on budgeted net income and average asset growth for the plan year. At the beginning of each plan year, three specific performance measurements are established: Threshold Performance Level, Targeted Threshold Level and Outstanding Threshold Level. Once performance goals are set and approved, the Compensation Committee will set a range of short-term bonus opportunities for the executive group that are based generally as a percentage of each executive officer’s base salary. The performance criteria are currently weighted at 60% net income after tax and 40% average asset growth, and may be adjusted at the discretion of the Chief Executive Officer as appropriate.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a)    Financial Statements of Business Acquired. — not applicable
     (b)    Pro Forma Financial Information. — not applicable
     (c)    Shell Company Transactions. — not applicable
     (d)    Exhibits.
     99.1  Press Release dated February 28, 2007 announcing fourth quarter and year-end December 31, 2006 financial results

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 5, 2007

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

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